                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-44017 and 333-88530 on Form S-8 of Lipid Sciences, Inc. of our report dated March 14, 2003, appearing in this Annual Report on Form 10-K of Lipid Sciences, Inc. for the year ended December 31, 2002.


DELOITTE & TOUCHE LLP

San Francisco, California
March 27, 2003